UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

______________________________

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

______________________________

Date of report (Date of earliest event reported): February 25, 2004 rome bancorp, inc.

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	000-27481 (Commission File Number)	16-1573070 (IRS Employer Identification No.)

100 W. Dominick Street, Rome, New York 13440-5810

(Address of principal executive offices)(Zip Code)

Registrant's telephone number, including area code: (315) 336-7300

Not Applicable

(Former name or former address, if changed since last report)

Items 1 through 3. Not applicable.

Item 4.

Effective February 25, 2004, the Audit Committee of the Board of Directors of Rome Bancorp, Inc. (the "Registrant") terminated the engagement of its former accountant, KPMG LLP ("KPMG") as the Registrant's independent accountant, effective upon the completion of KPMG's audit of the Registrant's consolidated financial statements for the year ended December 31, 2003.

During the Registrant's two most recent fiscal years and any subsequent interim period preceding the date of dismissal, KPMG's report on the financial statements of the Registrant for either of the past two years did not contain an adverse opinion or a disclaimer of opinion and was not qualified or modified as to uncertainty, audit scope, or accounting principles.

During the Registrant's two most recent fiscal years and any subsequent interim period preceding the date of dismissal, there were no disagreements with KPMG on any matter of accounting principles or practices, financial statement disclosure, or auditing scope of procedure, which disagreements, if not resolved to KPMG's satisfaction, would have caused it to make reference in connection with its report to the subject matter of the disagreement. The Registrant has provided KPMG with a copy of this Report, and has requested that KPMG furnish the Registrant with a letter addressed to the Securities and Exchange Commission stating whether it agrees with the statements made by the Registrant. Such letter will be filed by amendment to this Report.

On February 25, 2004, the Audit Committee of the Registrant recommended, approved and appointed Crowe, Chizek & Company LLP as the Registrant's independent accountant to audit the Registrant's financial statements for the fiscal year ending December 31, 2004. Effective as of that date, the Audit Committee formally engaged Crowe, Chizek as the Registrant's independent accountant for the fiscal year ending December 31, 2004.

The Registrant has not consulted the newly engaged accountant regarding either the application of accounting principles to a specified transaction either completed or proposed, the type of audit opinion that might be rendered on the Registrant's financial statements or any matter that was either the subject of a disagreement or a reportable event as described in Item 304(a)(1) of Regulation S-B.

Items 5 through 6. Not applicable.

Item 7. Financial Statements and Exhibits

(a) No financial statements are required to be filed with this report.

(b) No pro forms financial statement is required to be filed with this report.

(c) Exhibits

The following Exhibit is filed as part of this report:

Exhibit No.:

(16) Letter re: Change in Certifying Accountant (to be filed by amendment).

Items 8 through 9. Not applicable.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

rOME bANCORP, iNC.

By:

Charles M. Sprock

Chairman of the Board, President and Chief Executive Officer

Date: March 3, 2004